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                                                                      Exhibit 21

                              THERMO FIBERGEN INC.

                         Subsidiaries of the Registrant


At February 14, 2001, the Registrant owned the following companies:

                                                                          STATE OR
                                                                       JURISDICTION OF       PERCENT OF
        NAME                                                            INCORPORATION        OWNERSHIP
-------------------------------------------------------------------------------------------------------

        Fibergen Securities Corporation                                 Massachusetts           100
        GranTek Inc.                                                      Wisconsin             100
        Next Fiber Products Inc.                                          Delaware              100






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